Exhibit 99.3

NewsChannel 5 Network, LLC

Financial Statements

September 30, 2012 and 2011

NEWSCHANNEL 5 NETWORK, LLC

Table of Contents

Page
Financial Statements:
Balance Sheets	1
Statements of Income	2
Statements of Changes in Equity	3
Statements of Cash Flows	5
Notes to Financial Statements	6 – 12

NEWSCHANNEL 5 NETWORK, LLC
Balance Sheets
September 30, 2012 and December 31, 2011
(In thousands)

Assets	September 30, 2012	December 31, 2011
Current assets:
Cash	$49	235
Accounts receivable, net of allowance of $545 and $461, respectively	7,542	8,896
Intercompany receivable	13,479	—
Prepaid and other	150	118
Total current assets	21,220	9,249
Deferred tax assets	6,839	7,335
Property, plant and equipment, net of accumulated depreciation of $34,672 and $33,438, respectively	11,214	10,833
Goodwill	429	429
Intangibles, net	1,078	1,171
Total assets	$40,780	29,017
Liabilities and Member's Equity
Current liabilities:
Accounts payable	$556	621
Accrued payroll and benefits	1,095	1,351
Deferred revenue	—	—
Other accrued liabilities	904	745
Total current liabilities	2,555	2,717
Total liabilities	2,555	2,717
Member's equity	38,225	26,300
Total liabilities and member's equity	$40,780	29,017

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Income
Third Quarter and Three Quarters Ended September 30, 2012 and 2011
(In thousands)

	Third Quarter Ended		Three Quarters Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operating revenues	$10,445	10,001	30,712	30,608

Payroll and benefits expenses	3,100	3,109	9,458	9,449
Other operating expenses	1,956	1,935	6,035	5,729
Depreciation and amortization	438	464	1,405	1,314
Parent company charges (note 6)	473	476	1,390	1,360
Flood related costs, net of insurance recoveries (note 7)	—	(779)	—	(779)
Total operating expenses	5,967	5,205	18,288	17,073
Operating income	4,478	4,796	12,424	13,535
Other expense, net	1	3	3	8
Income before provision for state income taxes	4,477	4,793	12,421	13,527
Provision for state income taxes (note 5)	292	299	809	843
Net income	$4,185	4,494	11,612	12,684

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Changes in Member's Equity
For the Three Quarters Ended September 30, 2012
(In thousands)

Total
Balance, December 31, 2011	$26,300
Capital distribution from parent	313
Net income	11,612
Balance, September 30, 2012	$38,225

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Changes in Member's Equity
For the Three Quarters Ended September 30, 2011
(In thousands)

Total
Balance, December 31, 2010	$26,433
Capital distribution from parent	350
Net income	12,684
Balance, September 30, 2011	$39,467

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Cash Flows
Three Quarters Ended September 30, 2012 and 2011
(In thousands)

	2012	2011
Cash flows from operating activities:
Net income	$11,612	12,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	1,284	1,213
Amortization of intangibles	121	101
Deferred income taxes	496	464
Provision for doubtful accounts receivable	122	122
Change in other operating assets and liabilities:
Accounts receivable	1,233	3,008
Accounts payable and accrued liabilities	(161)	(1,970)
Prepaid and other assets	(33)	(27)
Net cash provided by operating activities	14,674	15,595
Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,694)	(1,434)
Purchases of intangibles	-	(162)
Change in receivables from parent	(13,479)	(14,378)
Net cash used in investing activities	(15,173)	(15,974)
Cash flows from financing activities:
Distributions from parent	313	350
Net cash provided by financing activities	313	350
Decrease in cash	(186)	(29)
Cash, beginning of year	235	128
Cash, end of year	$49	99

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORKS, LLC
Notes to Financial Statements
September 30, 2012 and 2011
(In thousands)

(1)	The Company and Basis for Presentation

NewsChannel 5 Network, LLC (the Company) is a wholly owned subsidiary of Landmark Media Enterprises, LLC (the Parent). The Company operates a CBS affiliated television station located in Nashville, Tennessee, a cable channel and related websites.

The Company derives its revenue principally from sales of advertising to local market and national advertisers.  The Company extends credit to a broad range of businesses, none of which represent a significant portion of revenue.

The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP) and reflect the assets, liabilities, members’ equity, revenues, expenses, and cash flows related to the Company.

(2)	Reporting Period

The Company reports on a calendar year basis.

(3)	Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company evaluates and records its allowance for doubtful accounts based upon assessment of various factors including, but not limited to, historical experience, the age of the accounts receivable balances, the credit quality of its customers, current economic conditions and other factors that may affect customers’ ability to pay. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Write-offs for the third quarter ended September 30, 2012 and 2011 were approximately $41. Write-offs for the three quarters ended September 30, 2012 and 2011 were approximately $122. The Company does not have any off-balance-sheet credit risk exposure related to its customers.

NEWSCHANNEL 5 NETWORKS, LLC
Notes to Financial Statements
September 30, 2012 and 2011
(In thousands)

(4)	Goodwill and Other Intangible Assets

Intangible Assets

Intangible assets other than goodwill are carried at cost less accumulated amortization.  Intangible assets generally consist of contract rights, affiliation agreements, Federal Communications Commission (FCC) licenses, and software.  Intangible assets are amortized on a straight-line or accelerated basis over their useful lives, generally 3 to 40 years.

Intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If circumstances require intangible assets to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that intangible asset or asset group to its carrying value.  If the carrying value of the intangible asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment loss is recognized to the extent the carrying value exceeds its fair value.  Fair value is determined based on various valuation techniques, including the discounted value of estimated future cash flows.  The evaluation of asset impairment requires the Company to make assumptions about future operating results over the lives of the assets being evaluated such as revenue growth projections and royalty and customer attrition.

The Company recorded no intangible asset impairment charges for the three quarters ended September 30, 2012 and the year ended December 31, 2011.

Indefinite-lived intangible assets consist of FCC licenses. The carrying amount of the Company’s FCC licenses was approximately $416 for the three quarters ended September 30, 2012 and the year ended December 31, 2011.

Amortized intangible assets, net, consist of the following:

		September 30, 2012			December 31, 2011
	Useful Life	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net

Affiliation agreements	25	$1,968	(1,634)	334	1,968	(1,575)	393
Contract rights	40	460	(239)	221	460	(230)	230
Software	3	680	(574)	106	653	(521)	132
		$3,108	(2,447)	661	3,081	(2,326)	755

NEWSCHANNEL 5 NETWORKS, LLC
Notes to Financial Statements
September 30, 2012 and 2011
(In thousands)

Future intangible asset amortization expense is estimated to be as follows:

Amount
2012	$33
2013	154
2014	114
2015	98
2016	90

Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized.  Goodwill is reviewed for impairment at least annually in accordance with FASB ASC Topic 350-10, Intangibles – Goodwill and Other – Overall. The Company performs its annual impairment analysis of goodwill at December 31 and when a triggering event occurs between annual impairment tests. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit, determined using a combination of a market multiples approach and discounted cash flows analysis, is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit, determined using a discounted cash flow analysis, in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit’s goodwill.  If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

The Company recorded no goodwill impairment charges during the three quarters ended September 30, 2012 and the year ended December 31, 2011.

(5)	Taxes

The Company is a single member limited liability company for which the Parent is the sole member and is a disregarded entity for federal tax purposes pursuant to the Regulations promulgated by the US Department of Treasury.  Therefore, the Company is not subject to federal taxes; rather, the Company’s net income is allocated to the Member.  The Company is subject to Tennessee state income taxes and a provision for these taxes has been reflected in the statements.

Income taxes are accounted for in accordance with FASB ASC Topic 740, Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized.

NEWSCHANNEL 5 NETWORKS, LLC
Notes to Financial Statements
September 30, 2012 and 2011
(In thousands)

The Company utilizes the provisions included in FASB ASC Subtopic 740-10, Income Taxes – Overall related to accounting for uncertainty in income taxes recognized in the financial statements.

The Company is no longer subject to state tax examinations for years prior to 2009. The Company performed a review of tax positions taken in all open tax years and found no material uncertain tax positions requiring disclosure.

The provisions for state income taxes consist of the following:

	Third Quarter Ended September 30,		Three Quarters Ended September 30,
	2012	2011	2012	2011

Current: State	$127	144	313	379
	127	144	313	379

Deferred: State	165	155	496	464
	165	155	496	464
	$292	299	809	843

Deferred tax assets are comprised of the following:

Assets	September 30, 2012	December 31, 2011
Differences in depreciation and amortization of property, plant and equipment,net and intangibles, net	$6,839	7,335
Total deferred tax assets	6,839	7,335

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these assets.

The income tax provision for the Company differs from the amount computed for income taxes using the U.S. federal statutory rate because the Company is not subject to federal income taxes.

(6)	Related Party Transactions

The Parent uses a centralized cash management approach whereby surplus cash generated by the Company is regularly transferred to the Parent and as necessary, the Parent contributes funds for the Company’s operating needs.  The resulting net intercompany receivable (payable) balance is settled at year-end through a (distribution to) contribution from the Parent.

NEWSCHANNEL 5 NETWORKS, LLC
Notes to Financial Statements
September 30, 2012 and 2011
(In thousands)

The accompanying statements of income include parent company charges for human resources and benefit management, treasury, accounting, internal and external audit, corporate and legal compliance, back office systems and support, tax compliance and planning, risk management, strategic planning and general management oversight provided by the Parent. The costs of these services have been allocated to the Company based on the most relevant allocation method to the services provided, primarily based on relative percentage of revenue, headcount or number of entities. Total fees allocated to the Company and included in parent company charges in the statements of income were $100 and $88 for the third quarters ended September 30, 2012 and 2011, respectively, and $300 and $264 for the three quarters ended September 30, 2012 and 2011, respectively.

The Company is covered under the Parent’s insurance policies. Allocated insurance charges included in parent company charges in the statements of income were $58 and $43 for the third quarters ended September 30, 2012 and 2011, respectively, and $173 and $125 for the three quarters ended September 30, 2012 and 2011, respectively.

The Company provides health and disability benefits, along with workers’ compensation benefits for its employees through self-insured programs, purchased insurance contracts, and health maintenance organizations, which are maintained and administered by the Parent. The Parent allocates a portion of each plan’s costs to the Company based on the number of participants.  Allocated health, disability, and workers’ compensation included in parent company charges in the statements of income were $214 and $256 for the third quarters ended September 30, 2012 and 2011, respectively, and $652 and $697 for the three quarters ended September 30, 2012 and 2011, respectively.

Employees of the Company participate in the Parent’s 401(k) savings plans that allow employees to contribute a selected percentage of their salaries through payroll deductions. The Company will contribute an amount which, after consideration of forfeitures, is equal to 100% of the first 1% of employee contributions and 50% of employee contributions up to an additional 5% of their compensation, subject to the ERISA limitations. Allocated charges related to retirement plans included in parent company charges in the statements of income were $101 and $89 for the third quarters ended September 30, 2012 and 2011, respectively, and $265 and $274 for the three quarters ended September 30, 2012 and 2011, respectively.

Additionally, employees of the Company participate in the Parent’s pension and supplemental pension, plans.  Therefore, these plans are accounted for by the Company as multi-employer plans which require the Company to expense its annual contributions. During 2008, the Parent froze benefits under pension plan and the supplemental pension plan and began the process of terminating the plans.  During 2009 and 2010, the Parent paid benefits earned to satisfy all benefit obligations associated with the supplemental pension plan and pension plan, respectively.  The remaining assets in the pension plan will be used for any remaining termination costs then distributed to plan participants. The Company did not recognize any costs under these plans in the third quarters or the three quarters ended September 30, 2012 and 2011.

NEWSCHANNEL 5 NETWORKS, LLC
Notes to Financial Statements
September 30, 2012 and 2011
(In thousands)

(7)	Flood Costs and Related Insurance Recoveries, Net

During May 2010, flooding in Nashville, Tennessee resulted in the Company incurring property damages. As a result, the Company recorded flood-related costs, net of insurance recoveries in the statement of income as follows:

	Third Quarter Ended	Three Quarters Ended
	September 30, 2011	September 30, 2011
Clean-up and repairs of facility equipment	$23	23
Insurance recoveries	(802)	(802)
Total flood costs and related insurance recoveries, net	(779)	(779)

The building’s carrying value was approximately $9,195 at the time of the flood. Assets totaling $254 were allocated to those components destroyed by the flood, and were written off.

(8)	Subsequent Events

On December 6, 2012, Landmark Media Enterprises, LLC sold to Journal Broadcast Group, Inc. its equity interests in NewsChannel5 Network, LLC for $215,000 in cash, plus a working capital adjustment.

The Company has evaluated subsequent events from the balance sheet date through February 1, 2013, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.